Exhibit 99.2

Ozop Energy OZSC Brings on Addition to Open Asian Markets

WARWICK, NY, April 13, 2021 - Ozop Energy Solutions, Inc. (OZSC), (“Ozop” or the “Company) Ozop is pleased to announce the addition of Yvonne Hu as our internal consultant to the renewable energy Asian markets.

Yvonne Hu is the Founder and President of Anchor International Investment Group (“Anchor”), an investment and consulting company. With over 20 years of experience in the real estate industry, her specialty is in commercial real estate development. Her extensive market knowledge and broad range of network and resources led her to become involved in multi-industrial projects. She is passionate about topics to improve one’s quality of life such as renewable energy, carbon-free environment, sustainability, and health and wellness. With engagement in charitable causes, she is a member of the nonprofit organization One World For Life. Yvonne majored in Electrical Engineering at Drexel University and holds a certificate from University of Shopping Center in Wharton School of Business.

Anchor is global company with offices  in New York, New Jersey and Philadelphia, focusing on international infrastructure project development, especially energy power plant, renewable energy, water, rail road, natural resources, government affordable housing, smart city prototype projects etc. Anchor’s associated partners are worldwide public and private corporations, including China state owned enterprises, UK construction management company and American engineering firms familiar with different financial structure such as PPP, BOT, BT , working with groups of investors to syndicate packaged infrastructure projects, job creation and helping local intelligences to find positions on projects, and to stimulate local economic growth.

“Yvonne brings to Ozop her grace, intelligence, and deep connections within the Asian Markets” stated Brian Conway, CEO of Ozop Energy Solutions. “We are honored to have Ms. Hu join our company’s ranks.”

“It’s my pleasure to have accepted the invitation to join the intelligence team of Ozop Energy, sharing with our mission and goal, driven by our passion, dedicate to the future of carbon free environment. I look forward to utilize my worldwide resources and network to add on value of the company as it grows.” added Ms. Yvonne Hu.

For more information on OZSC please follow on the link, www.OzopEnergy.com.

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About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Power Conversion Technologies, Inc.

Power Conversion Technologies, Inc. (www.pcti.com) invents, designs, develops, manufactures, and distributes standard and custom power electronic solutions. Founded in 1991 and located in East Butler, Pennsylvania, the Company’s mission is to be the global leader for high power electronics with a standard of continued innovation.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a leading Manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We are always among the first to receive the newest technology, products, and application techniques. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.”

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